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                                                                    Exhibit 3.82

                            ARTICLES OF INCORPORATION
                                       OF
                     FRENCHMAN'S RESERVE COUNTRY CLUB, INC.
                         (A Not-For-Profit Corporation)


         In compliance with Section 617.1006 of the Florida Statutes and the laws of the State of Florida, and for the purpose of forming a not-for-profit corporation, the undersigned does hereby acknowledge that:

                                   ARTICLE I
                               NAME OF CORPORATION

         The name of the corporation is Frenchman's Reserve Country Club, Inc. (hereinafter referred to as the "Club"). Its principal office is located at 3370 Grande Corniche, Palm Beach Gardens, Florida 33410 or at such other place as may be designated, from time to time, by the Board of Directors.

                                   ARTICLE II
                                    DURATION

         The period of duration of the Club is perpetual.

                                  ARTICLE III
                               PURPOSE AND POWERS

         The sole purpose of the Club is to own and operate a private golf, tennis, swimming, exercise and social club for the social, pleasure, recreation and other nonprofitable purposes of its members, immediate family members, guests and other users permitted from time to time. The Club is organized exclusively for social, pleasure, recreation and other nonprofitable purposes. The Club shall be empowered to acquire, rent, lease, let, hold, own, buy, convey, mortgage, bond, sell or assign property, real, personal or mixed, and to borrow money, whether secured or unsecured, and to do and perform all such other acts and things and engage in any lawful act or activity as may be allowed by the laws of the State of Florida with respect to not-for-profit corporations, as those laws now exist or as they may hereafter provide and to have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Club is organized.

         The Club is not a homeowners association under Chapter 720 of the Florida Statutes; accordingly, the provisions of Chapter 720 of the Florida Statutes do not apply to the Club.

                                   ARTICLE IV
                   PROHIBITION AGAINST DISTRIBUTION OF INCOME

         The Club is one that does not permit pecuniary gain or profit. After the date of the transfer of the management and control of the Club to the members of the Club, as set forth in the agreement referred to in Article IX below, no part of any net earnings of the Club shall inure to the benefit of any member of the Club, member of the Board of Directors, officer of the Club, any private shareholder or any other private individual, and as such they will have no interest in or title to any of the property or assets of the Club. Nothing herein shall prohibit the Club from reimbursing the members of the Board of Directors and officers of the Club for all expenses reasonably incurred in performing services rendered to the Club.


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                                   ARTICLE V
                                  CAPITAL STOCK

         The Club shall have no capital stock and shall be composed of members rather than shareholders as further described in the By-Laws of the Club.

                                   ARTICLE VI
                          QUALIFICATIONS OF MEMBERSHIP

         The classifications, qualifications, characteristics, rights, privileges, limitations and obligations of membership and the manner of admission shall be as set forth in and regulated by the By-Laws of the Club.

                                  ARTICLE VII
                                  VOTING RIGHTS

         Members of the Club shall have such voting rights as are set forth in the By-Laws of the Club.

                                  ARTICLE VIII
                               LIABILITY FOR DEBTS

         Members of the Club, members of the Board of Directors and officers of the Club shall not be liable for the debts of the Club.

                                   ARTICLE IX
                               BOARD OF DIRECTORS

         Until the date of the transfer of management and control of the Club to the members of the Club, as provided in that certain Subscription Agreement between the Club and Binks Estates Limited Partnership, a Florida limited partnership (the "Company"), the Company or any designee of the Company shall designate all members of the Board of Directors. After the date of the transfer of management and control of the Club to the members of the Club as provided above, the equity members of the Club shall be entitled to elect the members of the Board of Directors as provided in the By-Laws of the Club.

                                   ARTICLE X
                                 INDEMNIFICATION

         The Club shall indemnify and hold harmless each person who shall serve at any time hereafter as a member of the Board of Directors, the Advisory Board of Directors or as an officer of the Club from and against any and all claims and liabilities to which such person shall become subject by reason of his or her having been, or hereafter being, a member of the Board of Directors, the Advisory Board of Directors or an officer of the Club, or by reason of any action alleged to have been taken or omitted by him or her as such member of the Board of Directors, the Advisory Board of Directors or officer of the Club, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability to the fullest extent permitted by applicable Florida law. However, no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her willful misconduct.

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                                   ARTICLE XI
                                   DISSOLUTION

         In the event of dissolution or final liquidation of the Club after date of the transfer of management and control of the Club to the members of the Club, all of the property and assets of the Club, after payment of its debts, shall be distributed, as permitted by applicable Florida law and a court having jurisdiction, among the holders of the outstanding dues paying equity memberships of the Club in proportion to the value of their equity memberships as fixed by the Club at that time.

                                  ARTICLE XII
                             TRANSFER OF MEMBERSHIP

         A membership may be transferred only through the Club in accordance with the procedure set forth in the By-Laws of the Club.

                                  ARTICLE XIII
                                  INCORPORATOR

         The name of the incorporator is Robert P. Fordham, Sr. and the street address of the incorporator is 16100 One Mile Road, Palm Beach County, Delray Beach, Florida 33446.

                                  ARTICLE XIV
                     REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the registered office for the Club is 16100 One Mile Road, Palm Beach County, Delray Beach, Florida 33446, and the name of its registered agent at that address is Robert P. Fordham, Sr.

         IN WITNESS WHEREOF, the Incorporator has executed these Articles of Incorporation this 13th day of November, 2001.


                                          Robert P. Fordham, Sr.
                                     ------------------------------------
                                     Robert P. Fordham, Sr., Incorporator



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                       ACCEPTANCE OF REGISTERED AGENT FOR
                     FRENCHMAN'S RESERVE COUNTRY CLUB, INC.


Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Dated this 13th day of November, 2001.

                                               Robert P. Fordham, Sr.
                                               ----------------------
                                               Robert P. Fordham, Sr.


STATE OF FLORIDA )
                 ): SS
COUNTY OF DADE   )

         The foregoing instrument was acknowledged before me this 13th day of November, 2001 by Robert P. Fordham, Sr., who is personally known t me or who has produced personally [illegible language] as identification.

My commission expires:                         Noreen Ritter
                                               ------------------

                                               NOTARY PUBLIC, State of Florida

                                               Print Name:  Noreen Ritter
[NOTARY SEAL]